Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                   ARRAN2005

Arran Funding Limited - Series:            05-A

ABS - Credit Card - Bank, Closing Date:    December 15, 2005

As at:                                         July 17, 2006

                       RATING (S&P/Moodys/Fitch)          POOLFACTOR             PAY                     COUPON
TRANCHE    CURRENCY     ORIGINAL        CURRENT       ORIGINAL    CURRENT     FREQUENCY           BASIS           CURRENT
--------------------------------------------------------------------------------------------------------------------------
Class A      USD      AAA /Aaa/AAA    AAA /Aaa/AAA      100%        100%       Monthly     1 Mth LIBOR + 0.02%    5.21875%
Class B      USD         A/A1/A          A/A1/A         100%        100%       Monthly     1 Mth LIBOR + 0.18%    5.37875%
Class C      USD      BBB/Baa2/NR     BBB/Baa2/NR       100%        100%       Monthly     1 Mth LIBOR + 0.32%    5.51875%

      Scheduled start of Controlled Accumulation Period:     1 June, 2007
      Expected maturity:                                     15 December, 2008
      Legal final maturity:                                  15 December, 2010
      Structure:                                             Sr/sub Seq Pay
      Tax Election:                                          Debt
      Amort. Type:                                           Soft Bullet
      Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                               Bank of New York (The)
      Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance

Month end          Gross        Expense    Gross Charge      Excess          Excess          Transferor Interest
                 Yield (%)      Rate (%)   Off Rate (%)    Spread (%)      Spread (%)         %            Min %
                                                                          Roll 1/4 Ave
30 Jun 2006        18.97%        5.82%         6.46%          6.69%           6.44%         40.08%          6%
31 May 2006        19.69%        5.64%         7.35%          6.71%           6.50%         41.07%          6%
30 Apr 2006        16.60%        4.96%         5.72%          5.92%           6.36%         41.51%          6%
31 Mar 2006        20.15%        6.03%         7.25%          6.87%           6.79%         41.18%          6%
28 Feb 2006        16.86%        5.09%         5.48%          6.29%            N/A          43.52%          6%
31 Jan 2006        18.43%        5.46%         5.77%          7.19%            N/A          44.22%          6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                      (% Pool)
               -------------------------------------------------------
Month end        30-59 days   60-89 days   90-179 days     180+ days      Total
---------        ----------   ----------   -----------     ---------      -----

30 Jun 2006         1.22%        0.97%         2.45%          3.39%       8.03%
31 May 2006         1.24%        1.01%         2.35%          3.28%       7.88%
30 Apr 2006         1.32%        0.98%         2.30%          3.28%       7.88%
31 Mar 2006         1.25%        0.96%         2.27%          3.17%       7.65%
28 Feb 2006         1.27%        0.92%         2.19%          3.07%       7.46%
31 Jan 2006         1.21%        0.88%         2.15%          2.93%       7.17%

Payment Rate

                          Payments                             Pool balance
                     -------------------------------           ------------
Month End            Total ((pound)000)     Rate (%)            (pound)000

30 Jun 2006              1,144,949           22.93%              4,911,036
31 May 2006              1,202,916           23.90%              4,992,642
30 Apr 2006                977,762           19.57%              5,033,594
31 Mar 2006              1,302,500           24.99%              4,996,352
28 Feb 2006              1,071,000           20.31%              5,212,805
31 Jan 2006              1,239,187           23.00%              5,272,903

Average Actual Balance:             (pound)     1,092

Number of Accounts:                         4,495,505

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 17th day of July, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business